Exhibit 32.1

CERTIFICATIONS

In connection with the Annual Report on Form 10-K of Accentia Biopharmaceuticals, Inc. (the “Company”) for the year ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Francis E. O’Donnell, Jr., Chairman of the Board and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 19, 2011

/s/ Francis E. O’Donnell, Jr.
Francis E. O’Donnell, Jr., M.D.
Chief Executive Officer; Chairman of the Board; Director

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.